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                                                                    Exhibit 23.5

                           CONSENT OF DIRECTOR NOMINEE



To Sunrise Assisted Living, Inc.:

       Pursuant to Rule 438 under the Securities Act of 1933, I hereby consent to the references in the registration statement on Form S-4 (Registration No. 333-______), and amendments thereto, of Sunrise Assisted Living, Inc., which indicate that I will become a director of Sunrise following the closing of the merger referred to therein.

                                                  /s/ Richard R. Slager
                                                ----------------------------
                                                Richard R. Slager

Dated:  March 30, 1999